Exhibit 10.4.5.

                     FIRST SOUTH BANK SPLIT DOLLAR AGREEMENT


       THIS AGREEMENT is made and entered into this 19th day of November, 1999, by and between FIRST SOUTH BANK, a state chartered commercial bank located in Spartanburg, South Carolina (the "Company"), and DOROTHY L. SLIDER, as Trustee of the BARRY L. SLIDER IRREVOCABLE TRUST AGREEMENT dated June 23,1999 (the "Trust"). This Agreement shall append the Split Dollar Endorsement entered into on November 19, 1999, by and between the aforementioned parties.

                                  INTRODUCTION

       WHEREAS, BARRY L. SLIDER (the "Executive") has contributed substantially to the success of the Company. The Company, as a fringe benefit, is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Company will pay life insurance premiums from its general assets.

                                    Article 1

                               General Definitions

 The following terms shall have the meanings specified:

     1.1 "Insured" means the Executive.

     1.2 "Insurer" means Jefferson Pilot Life Insurance Company.

     1.3  "Normal  Retirement  Age"  means  the  Executive's   sixty-fifth  (65)
birthday.

     1.4 "Policy" means insurance policy # JP 5081391 issued by the Insurer.

     1.5 "Termination of Employment" means the Executive ceasing to be employed by the Company for any reason whatsoever, other than by reason of (a) an approved leave of absence, (b) the Executive's death, (c) a change of control (as defined in the Salary Continuation Agreement between the Company and the Executive effective January 1,1999), or (d) the Executive's disability (as defined in said Salary Continuation Agreement).

     1.6 "Trustee " refers to the trustee or trustees of the Trust.

                                    Article 2

                           Policy Ownership/Interests

     2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the direct beneficiary of an amount of death proceeds equal to the greater of: (a) the cash surrender value of the Policy plus the amount from Schedule A. or (b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

     2.2 Trust's Interest. The Trust shall be the beneficiary of any remaining death proceeds of the Policy after payment of the amount due the Company under
Section 2.2. The Trust shall also have the right to elect and change settlement options that may be permitted. Provided, however, the Executive, the Trust or its transferee beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this Section 2.2 upon the Executive's Termination of Employment prior to Normal Retirement Age.

     2.3 Option to Purchase. The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Trust or the Trust's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy. This provision shall not impair the right of the Company to terminate this Agreement.

     2.4 Comparable Coverage. Upon Termination of Employment after the Executive's Normal Retirement Age, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Trust's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Company shall impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    Article 4
                                   Assignment

       The Trust may assign without consideration all interests in the Policy and in this Agreement to any person, entity or other trust other than the Executive. In the event the Trust shall transfer all of its interest in the Policy, then all of the Trust's interest in the Policy and in the Agreement shall be vested in its transferee, who shall be substituted as a party hereunder and the Trust shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                    Insurer

       The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                                    Executive

       The Executive is not a party to this Agreement or to the corresponding Endorsement. Except as otherwise provided herein, the Executive shall have no rights, title or interest hereunder. Specifically, the Executive shall have no right to cancel, surrender or assign the Policy, change the beneficiary, revoke any assignment affecting the Policy, pledge the Policy for a loan, or obtain from the Insurer a loan against the cash surrender value of the Policy.

                                    Article 7

                                Claims Procedure

        7.1 Claims Procedure. The Company shall notify the Trust, the Trust's transferee or beneficiary, or any other party who claims a right to an interest under the Agreement (the "Claimant') in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or ineligibility for benefits under this Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provisions of this Agreement on which the denial is based, (c) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (d) an explanation of this Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

        7.2 Review Procedure, If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty (60) day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 8

                           Amendments and Termination

       This Agreement may be amended or terminated only by a written agreement signed by the Company and the Trustee. However, unless otherwise agreed to by the Company and the Trust, this Agreement will automatically terminate upon the Executive's Termination of Employment prior to Normal Retirement Age.

                                    Article 9
                                 Miscellaneous

     9.1 Binding Effect. This Agreement shall bind the Trust and the Company, their beneficiaries, survivors, administrators and transferees, and any Policy beneficiary.

     9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. This Agreement also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time. Nothing in this Agreement shall be construed as an employment agreement, either express or implied.

     9.3 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

     9.4 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

     9.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

     9.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Trust as to the subject matter hereof. No rights are granted to the Trust by virtue of this Agreement other than those specifically set forth herein. 9.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

     (a)  Interpreting the provisions of the Agreement;

     (b)  Establishing and revising the method of accounting for the Agreement;

     (c)  Maintaining a record of benefit payments; and

     (d) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

        9.8 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities under this Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

    IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


TRUST:                                               COMPANY:


BARRY L. SLIDER                                      FIRST SOUTH BANK
IRREVOCABLE TRUST AGREEMENT
DATED JUNE 23, 1999


By:  s/ Dorthy L. Slider                          By:  s/ V. Lewis Shuler
     ---------------------------------------           ----------------------
     DORTHY L. SLIDER, Trustee
                                                     Title:  EVP/CFO

    SPLIT DOLLAR POLICY ENDORSEMENT FIRST SOUTH BANK SPLIT DOLLAR AGREEMENT


Policy No. JP 5081391                                   Insured: BARRY L. SLIDER


 Supplementing and amending the application of August 12, 1999, to Jefferson Pilot Life Insurance Company ("Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES

     (1) FIRST SOUTH BANK, a state chartered commercial bank located in Spartanburg, South Carolina (the "Company"), shall be the direct beneficiary of death proceeds equal to the greater of: (a) the cash surrender value of the Policy plus the amount from Schedule A. or (b) the aggregate premiums paid on the Policy by the Company less any outstanding indebtedness to the Insurer.

     (2) The beneficiary of any remaining death proceeds shall be DOROTHY L. SLIDER, as TRUSTEE of the BARRY L. SLIDER IRREVOCABLE TRUST AGREEMENT dated June 23, 1999 (the "Trust") or the Trust's transferee, subject to the provisions of paragraph (5) below.

                                    OWNERSHIP

         (3) The Owner of the policy shall be the Company. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Trust or its transferee in paragraph (4) of this endorsement.

     (4) The Trust or its transferee shall have the right to assign all rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

     (5) Notwithstanding the provisions of paragraph (4) above, the Trust or its transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (2) of this endorsement upon the Insured's Termination of Employment prior to Normal Retirement Age unless otherwise agreed to by the Company and the Executive.

            MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

 Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in paragraph (3) above shall be limited to the portion of the proceeds described in paragraph (1) above.

                                  MISCELLANEOUS

In the event of any conflict between this endorsement and the Split Dollar Agreement between the parties of even date (the "Agreement"), the Agreement shall control. All capitalized terms not defined in this endorsement shall have the meaning assigned them in the Agreement.

                                OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee's rights shall be subject to this endorsement. The Owner accepts and agrees to this split dollar endorsement.

Signed at  Spartanburg,  South Carolina, this 19th day of November, 1999.

COMPANY:

FIRST SOUTH BANK

By: s/ V. Lewis Shuler
    ---------------------
   Its: EVP/CFO


The Trust accepts and agrees to the foregoing as direct beneficiary of the portion of the proceeds described in paragraph (2) above.

Signed at Spartanburg, South Carolina, this 19th day of November, 1999.

TRUST:

BARRY L. SLIDER
IRREVOCABLE TRUST AGREEMENT
DATED JUNE 23, 1999

By: s/ Dorthy L. Slider
    -----------------------------------
    DOROTHY L. SLIDER, Trustee

                                First South Bank
                                 Barry L. Slider
                     Split Dollar Agreement and Endorsement
                                   Schedule A



                   Policy Year                         Additional
                   In Which                            Death Benefit
                   Death                               to the
                   Occurs                              Company
                   ------                              -------
                   1                                   68,839
                   2                                   76,360
                   3                                   84,635
                   4                                   93,747
                   5                                   103,786
                   6                                   114,856
                   7                                   127,074
                   8                                   140,573
                   9                                   155,507
                   10                                  172,053
                   11                                  190,417
                   12                                  210,847
                   13                                  233,639
                   14                                  259,163
                   15                                  287,893
                   16                                  320,479
                   17                                  357,894
                   18                                  401,867
                   19                                  457,000
                   Thereafter                          457,000


                                                       Bank
                                                       Compensation
                                                       Strategies Group